Exhibit 99.1
Matterport Surpasses One Million Subscribers, Extending Its Industry Leadership in Digital Twin Technology with Compelling SaaS Growth
With 75x subscriber growth in just 5 years, the milestone reflects the company’s 3D capture ubiquity and SaaS-driven digital twin platform strategy
SUNNYVALE, Calif. — Matterport, Inc. (Nasdaq: MTTR), a pioneering leader in the digital twin and 3D capture space, proudly announces a monumental achievement in its company history, reaching one million subscribers to its digital twin cloud platform. This significant milestone underscores Matterport's unwavering commitment to innovation and its strategic Capture Ubiquity initiative, which has propelled the company into a new era of growth and success.
In 2019, Matterport embarked on a bold journey to democratize 3D capture technology for everyone. By introducing affordable subscription tiers, supporting low-cost capture devices and smartphones, and launching the advanced Pro3 camera, Matterport has made 3D capture accessible to a broad audience. This approach has not only disrupted the industry but has also resulted in an impressive 75x subscriber growth in just five years, growing from 13,000 subscribers in late 2018 to over one million today.
A Testament to Matterport’s SaaS Strategy
This achievement is a testament to Matterport's market leadership in the 3D capture and digital twin industry. By significantly expanding its user base, Matterport has accelerated its subscription revenue growth and set the stage to achieve cash flow break-even from operations this year, enhancing the company's financial resilience and growth potential. The company’s SaaS-first approach has driven subscription revenue to 60% of total revenue, from less than 50% from just one year ago.
The increase in subscribers correlates with heightened user engagement and adoption rates, further driving the company's revenue through subscription renewals, upsells, and the introduction of new services, such as Matterport’s Property Intelligence, that are tailored to the needs of a growing and diverse customer base.
Fostering Innovation and Community Engagement
Matterport's success is deeply rooted in its commitment to innovation and community engagement. The Capture Ubiquity strategy not only expanded the technology's accessibility but also fostered a thriving community of users who are integral to the ecosystem's growth. This user-centric approach has led to increased engagement, with users frequently utilizing the platform for various applications, from Property Marketing to Facilities Management, Design and Construction and beyond, further solidifying Matterport's position as a critical tool for numerous uses and industries.
Continued Growth and Expansion Driven by AI-Powered Offerings
Looking forward, Matterport believes that it is poised for continued growth and expansion as a result of deepened investments in the next-generation of its digital twins.
In February, the company launched a collection of AI-powered features as part of its inaugural Winter 2024 Release: Automating the Future, transforming how people and businesses can extract data from properties. The datafication of built environments is laying the foundation for the next decade of advancements in property insights, enabling property stakeholders of all kinds – from buyers, sellers, and agents, to designers, builders and property managers – to maximize the value of any space.
The acceleration of this work has also paved the way for the company’s upcoming generative AI solutions leveraging the organization’s experience in machine learning and data science to automatically reimagine and redesign a space within the digital twin. Initial features are expected to be available in beta with select customers later this year.
A Celebration of Achievement and a Look to the Future
Matterport celebrates this milestone with a company-wide toast to all of its employees, a nod to the company's culture of recognizing achievements and fostering a sense of community among its employees and users. This celebration is not only a reflection of the company's past successes but also a beacon of optimism for the future.
“We created the category for automated, photorealistic, and dimensionally accurate 3D digital twins in 2011, and we are the industry leader today with over one million subscribers and climbing. This extraordinary milestone is a testament to the courage, innovation, and tireless dedication of our incredible team that is charting our future from all over the world,” said RJ Pittman, Chairman and CEO of Matterport. "Matterport isn't just leading, it's revolutionizing the way we interact with the built world, harnessing our versatile digital twin technology to unlock unprecedented possibilities across industries. With each digital twin we create, we're not only mapping the present but also paving the way for a future where digital transformation defines the very fabric of our physical world."
For more information about Matterport and how you can be part of the next million subscribers, visit https://matterport.com/.
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is the World’s #1 Digital Twin Platform* leading the digital transformation of the built world. Our groundbreaking platform turns buildings into data to make every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2024 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners. *Largest digital twin cloud hosted platform for the built world sq.ft. scanned. Data on file.
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Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding subscribers, subscriptions, the services offered by Matterport, Inc.(“Matterport”) and the markets in which Matterport operates, business strategies, debt levels, industry environment, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward- looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the expected benefits of Matterport’s real estate insights Matterport’s ability to provide accurate automated measurements, layouts, editing, and reporting capabilities, Matterport’s ability to implement business plans, forecasts, and other expectations in the industry in which Matterport competes, and identify and realize additional opportunities including the implementation of new solutions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.